PERSPECTIVE ADVISORY II (04/20) INDIVIDUAL VARIABLE AND FIXED ANNUITY APPLICATION (VA790NY) Home Office: Purchase, NY 10577 Jackson National Life Insurance Company www.jackson.com of New York First Class Mail: P.O. Box 30314 Lansing, MI 48909-7814 Customer Care: 800-599-5651 Fax: 888-576-8383 Overnight Mail: 1 Corporate Way Email: customercare@jackson.com Lansing, MI 48951 Linking/BIN/Brokerage Acct. Number (if applicable) Jackson of NY pre-assigned Contract Number (if applicable) Primary Owner PLEASE PRINT Type of Ownership: CLEARLY Individual/Joint Custodian Trust Corporation/Pension Plan Government Entity Please see the Good Order Checklist for Social Security Number or Tax ID Number Phone Number (include area code) additional requirements. Country of Residence If U.S. U.S. Citizen Yes No Sex Male Female citizenship is not selected, Date of Birth (mm/dd/yyyy) Email Address (print clearly) and a Social Security Number with a U.S. address is First Name Middle Name Last Name listed, along with the absence of any other foreign Non-Natural Owner/Entity Name (if applicable) indicator, Jackson National Life Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Insurance Company of New York (Jackson of NY) Physical Address City State ZIP will assume an active U.S. citizenship status. Mailing Address Line 1 Mailing Address Line 2 Mailing Address City State ZIP NVDA 790 04/19 Page 1 of 13 NV790 04/20

Joint Owner Social Security Number Date of Birth (mm/dd/yyyy) Email Address (print clearly) Country of Residence U.S. Citizen Yes No Sex Male Female In the case of First Name Middle Name Last Name Joint Owners, all correspondence Relationship to Owner Phone Number (include area code) and required documentation will be sent to the address of Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 the Primary Owner. Physical Address City State ZIP Primary Annuitant Complete this Social Security Number Date of Birth (mm/dd/yyyy) Phone Number (include area code) section if different than Primary Owner. If Primary Country of Residence Annuitant section is left U.S. Citizen Yes No Sex Male Female blank, the Annuitant will First Name Middle Name Last Name default to the Primary Owner. Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Joint/Contingent Annuitant Complete this section if Social Security Number Joint Annuitant Not Applicable Date of Birth (mm/dd/yyyy) different than Joint Owner. If Contingent Annuitant Joint Annuitant Country of Residence section is left blank, the Joint U.S. Citizen Yes No Sex Male Female Annuitant will default to the First Name Middle Name Last Name Joint Owner. Contingent Relationship to Primary Annuitant Phone Number (include area code) Annuitant must be Annuitant's spouse. Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Available only on a Qualified plan custodial account when Physical Address City State ZIP electing a Joint GMWB. NVDA 790 04/19 Page 2 of 13 NV790 04/20

Beneficiary(ies) It is required for Percentage of Good Order Primary Sex Male Female % that the Death Benefit Percentage of Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner Death Benefit be whole numbers and must total First Name Middle Name Last Name 100% for each beneficiary type. Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) If Percentage of Death Benefit is left blank, all beneficiaries Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 will receive equal shares. Physical Address City State ZIP Please use form N3041 for additional beneficiaries. Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP NVDA 790 04/19 Page 3 of 13 NV790 04/20

Annuity Type

- The Variable Annuity Automatic Withdrawal Request form (NV4370) will be required if a Stretch Annuity Type is elected.

☐ Non-Tax Qualified ☐ IRA - Traditional* ☐ Roth IRA* ☐ SEP ☐ 403(b) TSA

☐ Stretch IRA ☐ Non-Qualified Stretch ☐ Roth Conversion Other: ____

*Tax Contribution Year(s) and Amounts:

Year: ____ $ ____ Year: ____ $ ____

Premium Payment

! External Transfers: The Request for Transfer or Exchange of Assets form (N3783) must be submitted if Jackson of NY is to request the release of funds.

- For more than two account transfers, please provide account information on the Letter of Instruction form (N4250) and submit with application.

Select method of payment and note approximate amount:

Check Attached $ ____ Check In Transit $ ____ Wire $ ____

Anticipated total amount from internal transfer(s) $ ____

Anticipated total amount from external transfer(s) **to be requested by Jackson of NY** $ ____

Anticipated total amount from external transfer(s) **to be requested by Financial Professional or Owner (Jackson of NY will NOT request funds)** $ ____

If Jackson of NY is NOT requesting funds, please provide the following information:

Company releasing funds	Account number	Maturity date	Transfer type	Anticipated transfer amount
			☐ Full ☐ Partial	$
			☐ Full ☐ Partial	$

Statement Regarding Replacement of Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed.

- If replacing, please provide the Jackson of NY pre-assigned Contract number.

Do you intend to replace an existing life insurance policy or annuity contract? ☐ **No** ☐ **Yes**

Jackson of NY pre-assigned Contract number: ____

Please complete all necessary forms as required by New York Regulation 60.

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

____

If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

NVDA 790 04/19 Page 4 of 13 **NV790 04/20**

Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section can participate in Automatic Rebalancing.
- Other Systematic Investment Options may be available. Please see Systematic Investment form (NV5675).

Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 11.

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

I elect Automatic Rebalancing of the Investment Divisions according to the allocations in the Premium Allocation section using the frequency and start date below. If both frequency and start date are left blank, Automatic Rebalancing will not be established.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy): ____________ **OR** ☐ Immediately after issue.

Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson of NY applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson of NY will default the start date and all subsequent transfer dates to the 28th. If funds are received after the designated start date, the program will begin one frequency from the designated start date.

DCA (Dollar Cost Averaging)

☐ This request is to establish the Dollar Cost Averaging option.

If DCA is selected, the Systematic Investment Form (NV5675) must be attached and completed for "Good Order."

Premium Allocation

! Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! **Total number of allocation selections may not exceed 99.**

! Certain broker-dealers may limit the Investment Divisions and Fixed Account Options available under the Contract. Please see Client Acknowledgments on pages 11 and 12.

	JNL® Aggressive Growth Allocation	(578)
	JNL Conservative Allocation	(581)
	JNL Growth Allocation	(577)
	JNL iShares Tactical Growth	(585)
	JNL iShares Tactical Moderate	(583)
	JNL iShares Tactical Moderate Growth	(584)
	JNL Moderate Allocation	(582)
	JNL Moderate Growth Allocation	(576)
	JNL Multi-Manager Alternative	(407)
	JNL Multi-Manager Emerging Markets Equity	(432)
	JNL Multi-Manager Mid Cap	(529)
	JNL Multi-Manager Small Cap Growth	(450)
	JNL Multi-Manager Small Cap Value	(495)
	JNL S&P 500 Index	(553)
	JNL/American Funds® Balanced	(473)
	JNL/American Funds Blue Chip Income and Growth	(503)
	JNL/American Funds Capital Income Builder	(691)
	JNL/American Funds Capital World Bond	(504)
	JNL/American Funds Global Growth	(586)
	JNL/American Funds Global Small Capitalization	(505)
	JNL/American Funds Growth	(587)
	JNL/American Funds Growth Allocation	(527)
	JNL/American Funds Growth-Income	(506)
	JNL/American Funds International	(507)
	JNL/American Funds Moderate Growth Allocation	(526)
	JNL/American Funds New World	(508)
	JNL/AQR Large Cap Defensive Style	(704)
	JNL/AQR Large Cap Relaxed Constraint Equity	(499)
	JNL/BlackRock Advantage International	(705)
	JNL/BlackRock Global Allocation	(509)
	JNL/BlackRock Global Natural Resources	(498)
	JNL/BlackRock Large Cap Select Growth	(436)
	JNL/Boston Partners Global Long Short Equity	(531)
	JNL/Causeway International Value Select	(460)
	JNL/ClearBridge Large Cap Growth	(532)

PREMIUM ALLOCATIONS CONTINUED ON PAGES 6 AND 7.

NVDA 790 04/19 Page 5 of 13 **NV790 04/20**

Premium Allocation (continued from page 5)

Total number of allocation selections may not exceed 99.

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

	JNL/DFA Growth Allocation	(534)
	JNL/DFA International Core Equity	(706)
	JNL/DFA Moderate Growth Allocation	(535)
	JNL/DFA U.S. Core Equity	(449)
	JNL/DFA U.S. Small Cap	(588)
	JNL/DoubleLine® Core Fixed Income	(461)
	JNL/DoubleLine® Emerging Markets Fixed Income	(536)
	JNL/DoubleLine® Shiller Enhanced CAPE®	(537)
	JNL/DoubleLine® Total Return	(589)
	JNL/Fidelity Institutional Asset Management® Total Bond	(444)
	JNL/First State Global Infrastructure	(517)
	JNL/Franklin Templeton Global Multisector Bond	(518)
	JNL/Franklin Templeton Growth Allocation	(538)
	JNL/Franklin Templeton Income	(430)
	JNL/Franklin Templeton International Small Cap	(419)
	JNL/Goldman Sachs 4	(677)
	JNL/Goldman Sachs Competitive Advantage	(422)
	JNL/Goldman Sachs Dividend Income & Growth	(423)
	JNL/Goldman Sachs International 5	(570)
	JNL/Goldman Sachs Intrinsic Value	(424)
	JNL/Goldman Sachs Managed Aggressive Growth	(575)
	JNL/Goldman Sachs Managed Conservative	(571)
	JNL/Goldman Sachs Managed Growth	(574)
	JNL/Goldman Sachs Managed Moderate	(572)
	JNL/Goldman Sachs Managed Moderate Growth	(573)
	JNL/Goldman Sachs Total Yield	(425)
	JNL/GQG Emerging Markets Equity	(539)
	JNL/Harris Oakmark Global Equity	(540)
	JNL/Heitman U.S. Focused Real Estate	(693)
	JNL/Invesco Diversified Dividend	(541)
	JNL/Invesco Global Growth	(474)
	JNL/Invesco Global Real Estate	(494)
	JNL/Invesco International Growth	(447)
	JNL/Invesco Small Cap Growth	(482)
	JNL/JPMorgan Global Allocation	(451)
	JNL/JPMorgan Growth & Income	(497)
	JNL/JPMorgan Hedged Equity	(694)
	JNL/JPMorgan MidCap Growth	(435)
	JNL/JPMorgan U.S. Government & Quality Bond	(443)
	JNL/Lazard International Strategic Equity	(593)
	JNL/Loomis Sayles Global Growth	(695)
	JNL/Lord Abbett Short Duration Income	(710)
	JNL/Mellon Bond Index	(466)
	JNL/Mellon Communication Services Sector	(490)
	JNL/Mellon Consumer Discretionary Sector	(489)
	JNL/Mellon Consumer Staples Sector	(547)
	JNL/Mellon Dow℠ Index	(579)
	JNL/Mellon Emerging Markets Index	(519)
	JNL/Mellon Energy Sector	(488)
	JNL/Mellon Equity Income	(599)
	JNL/Mellon Financial Sector	(487)
	JNL/Mellon Healthcare Sector	(486)
	JNL/Mellon Index 5	(453)
	JNL/Mellon Industrials Sector	(548)
	JNL/Mellon Information Technology Sector	(485)
	JNL/Mellon International Index	(463)
	JNL/Mellon Materials Sector	(549)
	JNL/Mellon MSCI KLD 400 Social Index	(544)
	JNL/Mellon MSCI World Index	(580)
	JNL/Mellon Nasdaq® 100 Index	(426)
	JNL/Mellon Real Estate Sector	(551)
	JNL/Mellon S&P 400 MidCap Index	(458)

PREMIUM ALLOCATIONS CONTINUED ON PAGE 7.

NVDA 790 04/19 Page 6 of 13 **NV790 04/20**

Premium Allocation (continued from pages 5 and 6)

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

Total number of allocation selections may not exceed 99.

%	Investment Division
	JNL/Mellon Small Cap Index (462)
	JNL/Mellon Utilities Sector (554)
	JNL/MFS Mid Cap Value (496)
	JNL/Morningstar Wide Moat Index (696)
	JNL/Neuberger Berman Strategic Income (522)
	JNL/PIMCO Income (555)
	JNL/PIMCO Investment Grade Credit Bond (596)
	JNL/PIMCO Real Return (433)
	JNL/PPM America Floating Rate Income (556)
	JNL/PPM America High Yield Bond (491)
	JNL/PPM America Total Return (557)
	JNL/RAFI® Fundamental Asia Developed (413)
	JNL/RAFI® Fundamental Europe (412)
	JNL/RAFI® Fundamental U.S. Small Cap (707)
	JNL/RAFI® Multi-Factor U.S. Equity (708)
	JNL/T. Rowe Price Balanced (467)
	JNL/T. Rowe Price Capital Appreciation (598)
	JNL/T. Rowe Price Established Growth (445)
	JNL/T. Rowe Price Mid-Cap Growth (446)
	JNL/T. Rowe Price Short-Term Bond (431)
	JNL/T. Rowe Price U.S. High Yield (533)
	JNL/T. Rowe Price Value (472)
	JNL/Vanguard® Capital Growth (558)
	JNL/Vanguard Equity Income (559)
	JNL/Vanguard Global Bond Market Index (565)
	JNL/Vanguard Growth ETF Allocation (568)
	JNL/Vanguard International (560)
	JNL/Vanguard International Stock Market Index (564)
	JNL/Vanguard Moderate ETF Allocation (566)
	JNL/Vanguard Moderate Growth ETF Allocation (567)
	JNL/Vanguard U.S. Stock Market Index (563)
	JNL/WCM Focused International Equity (676)
	JNL/Westchester Capital Event Driven (569)
	JNL/WMC Balanced (438)
	JNL/WMC Government Money Market (441)
	JNL/WMC Value (476)

%	Fixed Account Options
	1-Year (041)
	3-Year (043)
	5-Year (045)
	7-Year (047)

NOTE: The Contract permits Jackson of NY to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

NVDA 790 04/19 Page 7 of 13 **NV790 04/20**

Add-On Guaranteed Minimum Withdrawal Benefits

- All Add-On GMWBs may not be available through all broker-dealers, and once selected cannot be changed.
- **Add-On GMWBs: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

May select only **one** For Life GMWB or GMWB.

LifeGuard Freedom Flex® For Life GMWB with Step-Up (Ages 35-80)

! **Must** select **one of each** option: Lifetime Coverage, Bonus%, Income Stream, and Step-Up for Good Order.

Lifetime Coverage Option: ☐ Single Life[1] ☐ Joint Life [1,3,4,5]

Bonus% Option: ☐ 5% ☐ 6% ☐ 7%[8]

Income Stream® Option (GAWA%)[2]: ☐ Income Stream Max ☐ Income Stream Value

Step-Up Option: ☐ Annual ☐ Annual to Highest Quarterly Contract Value

LifeGuard Freedom Flex DB NY[1,6] For Life GMWB with 6% Bonus, Step-Up, and Highest Anniversary Value Death Benefit (Ages 35-75)

! **Must** select **one of each** option: Income Stream and Step-Up for Good Order.

Income Stream Option (GAWA%)[2]: ☐ Income Stream Max ☐ Income Stream Value

Step-Up Option: ☐ Annual ☐ Annual to Highest Quarterly Contract Value

LifeGuard Freedom Net® For Life GMWB with 6% Bonus, Step-Up, and Earning-Sensitive Withdrawal Amount (Ages 35-80)

! **Must** select **one of each** option: Lifetime Coverage, Income Stream, and Step-Up for Good Order.

Lifetime Coverage Option: ☐ Single Life[1] ☐ Joint Life [1,3,4,5]

Income Stream Option (GAWA%)[2]: ☐ Income Stream Max ☐ Income Stream Value

Step-Up Option: ☐ Annual ☐ Annual to Highest Quarterly Contract Value

LifeGuard Freedom Accelerator℠ For Life GMWB with Deferral Credits and Annual Step-Up (Ages 45-80)

! **Must** select **one** Lifetime Coverage Option for Good Order.

Lifetime Coverage Option: ☐ Single Life[1] ☐ Joint Life [1,3,4,5]

☐ **LifeGuard Freedom Accelerator DB NY**[1,6] For Life GMWB with Deferral Credits, Annual Step-Up, and Highest Anniversary Value Death Benefit (Ages 45-75)

☐ **AutoGuard® 5** [1]
5% GMWB with Annual Step-Up (Ages 0-80)

☐ **MarketGuard Stretch®** [7]
GMWB (Ages 0-80)

Original Owner's Date of Death (mm/dd/yyyy)

[1] May not be selected on Stretch IRAs or Non-Qualified Stretches.
[2] Availability of the Income Stream Options (Guaranteed Annual Withdrawal Amount percentage (GAWA%) table options) are subject to change. Please consult your Financial Professional for availability. Varying charges apply.
[3] For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on page 2 (including the "Relationship to Owner" box) is properly completed.
[4] For Qualified plans, excluding custodial accounts, 100% primary spousal Beneficiary designation is required. Please ensure the Primary Beneficiary section on page 3 (including the "Relationship to Owner" box) is properly completed.
[5] For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.
[6] May not be selected in combination with an Add-On Death Benefit on page 9.
[7] May only be selected on Non-Qualified Stretches. May not be selected in combination with an Add-On Death Benefit on page 9.
[8] May not be selected in combination with Joint Lifetime Coverage Option.

If electing a Guaranteed Minimum Withdrawal Benefit, please read the disclosures in the Notice to Applicant section on page 11.

Add-On Benefits are continued on page 9.

NVDA 790 04/19 Page 8 of 13 **NV790 04/20**

Add-On Death Benefits

- If no Add-On Death Benefit is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.
- All Add-On Benefits may not be available through all broker-dealers, and once selected cannot be changed.
- **Add-On Death Benefits: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

May select only **one** Death Benefit.

May not be selected on Stretch IRAs, Non-Qualified Stretches or in combination with LifeGuard Freedom Flex DB NY, LifeGuard Freedom Accelerator DB NY or MarketGuard Stretch on page 8.

☐ **Return of Premium Guaranteed Minimum Death Benefit** (Ages 0-85)

☐ **Highest Anniversary Value Guaranteed Minimum Death Benefit** (Ages 0-79)

Telephone/Electronic Authorization

- **If no election is made, Jackson of NY will default to "No."**
- This authorization is not extended to Authorized Callers.

By checking "Yes,"I (we) authorize Jackson of NY to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Financial Professional, subject to Jackson of NY's administrative procedures.

Do you consent to Telephone/Electronic Transfer Authorization? ☐ **Yes** ☐ **No**

Jackson of NY has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson of NY fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) release Jackson of NY, its affiliates, subsidiaries, and advisors from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us).

Authorized Caller

- This authorization is not extended to Telephone/ Electronic Authorization.

If you want to authorize an individual other than your Financial Professional to receive Contract information via telephone and/or in writing, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security Number	Date of Birth (mm/dd/yyyy)

NVDA 790 04/19 Page 9 of 13 **NV790 04/20**

Electronic Delivery Authorization If no election is Do you consent to Electronic made, Jackson Delivery of Documents? Yes No of NY will default to Check the box(es) next to the types of documents you wish to receive electronically. If Electronic " No." Delivery is authorized, but no document type is selected, the selection will default to "All Documents." Selection of ALL DOCUMENTS Prospectuses and prospectus supplements Annual and Semiannual reports "ALL DOCUMENTS" Transaction confirmations Other Contract-related correspondence currently excludes quarterly My email address is: statements and tax documents. I (We) will notify the company of any new email address. This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of Please provide a document's availability on Jackson of NY's website. For jointly owned contracts, all Joint Owners are consenting to one email electronic delivery and use of the single email address above. Please contact the appropriate Jackson of NY Service address and Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or print clearly. request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson of NY's website (www.jackson.com) is required for If you authorize electronic delivery of Contract-related correspondence. Electronic Delivery but do The computer hardware and software requirements that are necessary to receive, process and retain electronic not provide an communications that are subject to this consent are as follows: To view and download material electronically, you email address must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't or the address already have Adobe Acrobat Reader, you can download it free from www.adobe.com. is illegible, Electronic There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet Delivery will access and of such computer and related hardware and software as may be necessary for you to receive, process not be initiated. and retain electronic documents and communications from Jackson of NY. Please make certain you have given Jackson of NY a current email address. Also let Jackson of NY know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form. NVDA 790 04/19 Page 10 of 13 NV790 04/20

Notice to Applicant This application will be attached to and made part of the Contract. Important Information related to Systematic Investments: Systematic Investing does not ensure a profit or protect against loss. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options. Please note the following applies to all Guaranteed Minimum Withdrawal Benefits elected on page 8. A Guaranteed Minimum Withdrawal Benefit (GMWB) may not be appropriate for Owners whose primary objective is to take maximum advantage of the tax deferral available to them under an annuity Contract. These endorsements may also have limited usefulness in connection with tax-qualified contracts in relation to Required Minimum Distributions (RMDs) imposed by the IRS. Some withdrawals necessary to satisfy RMDs may prematurely deteriorate the benefits provided by a GMWB. When purchasing a tax-qualified contract, special consideration should be given to whether or not the purchase of a GMWB is appropriate for the Owner's situation, including consideration of RMDs. Please consult a tax advisor. If you make subsequent Premium payments, we will allocate them in the same way as your Contract's first Premium payment unless you tell us otherwise. Please refer to the current prospectus for complete information regarding your elected GMWB, including how additional Premium payments increase your Guaranteed Withdrawal Balance (GWB), as each GMWB works differently. Subject to the benefit terms, conditions, and limitations, the elected GMWB guarantees that a certain amount may be withdrawn annually, regardless of market performance and even if the Contract Value is zero, until the GMWB is terminated. Excess withdrawals may result in a significant reduction in your Guaranteed Annual Withdrawal Amount (GAWA) and GWB. You may not be able to change the Owner, Joint Owner, Annuitants, or primary spousal Beneficiary, depending on which GMWB you have selected. Jackson of NY reserves the right to increase the GMWB charge in the future. Please refer to the current prospectus for complete information regarding future GMWB charge increases. Client Acknowledgments 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. To the best of my (our) knowledge and belief the Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be re-determined each Redetermination Date. The re-determined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. CLIENT ACKNOWLEDGMENTS CONTINUED ON PAGE 12. NVDA 790 04/19 Page 11 of 13 NV790 04/20

Client Acknowledgments (continued from page 11) 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to a Market Value Adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. 10. I (We) understand that Jackson of NY issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial advisor. 11. I (We) understand that Jackson of NY may restrict the availability of one or more of the Fixed Account Options and may not accept additional Premium allocations and transfers into the Fixed Account at any time on a nondiscriminatory basis if the yield on investment would not support the minimum interest rate guaranteed under the Fixed Account(s). 12. I acknowledge and represent that I have executed this application, and that my signature below (including my electronic signature) is my true and valid signature. I further authorize Jackson of NY to accept any electronic signature that I may make to this application. 13. I (We) understand that certain broker-dealers may limit the Investment Divisions, Fixed Account Options, and/or Add-On Benefits available under the Contract. I (We) have discussed these limitations with my (our) financial professional and have been provided with a list of Investment Divisions, Fixed Account Options and Add-On Benefits currently available for election through my (our) broker-dealer. I (We) understand that any application including an allocation to an Investment Division or Fixed Account Option or election of an Add-On Benefit not available through my (our) broker-dealer will not be accepted. I (We) understand that the Investment Divisions, Fixed Account Options, and/or Add-On Benefits not available through my (our) broker-dealer may be available through other broker-dealers. Client Signatures It is required for Owner's Signature Date Signed (mm/dd/yyyy) State where signed Good Order that all applicable parties to the Owner's Title (required if owned by an Entity) Contract sign here. Joint Owner's Signature Date Signed (mm/dd/yyyy) Required replacement Annuitant's Signature (if other than Owner) Date Signed (mm/dd/yyyy) State where signed forms must be signed on or before the application Joint Annuitant's Signature (if other than Joint Owner) Date Signed (mm/dd/yyyy) signature date. NVDA 790 04/19 Page 12 of 13 NV790 04/20

Financial Professional Acknowledgments By signing this form, I certify that: 1. I am authorized and qualified to discuss the Contract herein applied for. 2. I have fully explained the Contract to the client, including Contract benefits, restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs. 3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. 4. I have complied with requirements for disclosures and/or replacements as necessary. 5. I have discussed all applicable limitations to Investment Divisions, Fixed Account Options, and/or Add-On Benefit availability with the applicant and have provided the applicant with a list of Investment Divisions, Fixed Account Options, and Add-On Benefits currently available for election. Financial Professional #1 Signature Date Signed(mm/dd/yyyy) Jackson of NY Assigned ID All Financial Professional certifications, licenses and First Name Middle Name Last Name trainings must be completed prior to Email Address (print clearly) Business Phone Number (include area code) application Extension execution. If more than one Financial Professional is participating on this case, please provide the additional Financial Professional names and Jackson of NY Assigned IDs. Financial Professional Name #2 Jackson of NY Assigned ID Financial Professional Name #3 Jackson of NY Assigned ID Financial Professional Name #4 Jackson of NY Assigned ID Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency NVDA 790 04/19 Page 13 of 13 NV790 04/20